UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	March 11, 2019

SEMPRA ENERGY
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-14201	33-0732627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

488 8th AVENUE, SAN DIEGO, CALIFORNIA	92101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

FORM 8-K
Item 8.01. Other Events.
On March 11, 2019, Sempra Energy (the “Company”) issued a press release announcing that the Board of Directors of the Company (the “Board”) intends to appoint Ms. Cynthia J. Warner to the Board in June 2019. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
As previously disclosed, on September 18, 2018, the Company entered into that certain cooperation agreement (the “Cooperation Agreement”) with Elliott Associates, L.P. and Elliott International, L.P. (together, “Elliott”), Bluescape Resources Company LLC (“Bluescape”) and Cove Key Management, LP (together with Elliott and Bluescape, the “Investors”). The Company has delivered a written, binding commitment to the Investors to nominate Ms. Warner, who would be a new Qualified Director candidate within the meaning of the Cooperation Agreement, for election to the Board at the Company’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”), and the Investors have consented to such nomination. As a result, pursuant to Section 2(b) of the Cooperation Agreement, the Cooperation Period (as defined in the Cooperation Agreement) is now extended to 11:59 pm New York time on September 30, 2020 in accordance with the Cooperation Agreement.
The forgoing description of the Cooperation Agreement is qualified in its entirety by reference to the Cooperation Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 18, 2018 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release, dated March 11, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMPRA ENERGY,
(Registrant)

Date: March 11, 2019	By: /s/ Peter R. Wall
Peter R. Wall Vice President, Controller and Chief Accounting Officer